Authorization of The Gabelli Mathers Fund Series of Shares (and the AAA Class within such Series) of the Trust

RESOLVED, that the trustees hereby authorize, establish and designate
The
         Gabelli Mathers Fund Series of the Trust; and

                  FURTHER RESOLVED, that the investment objectives, policies, restrictions and limitations of the Services so authorized shall be as set forth in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of the Mathers Fund, Inc. (the "Fund"), which is expected to be adopted as the Registration Statement of the Trust (the "Registration Statement"); and

                  FURTHER  RESOLVED,   that  to  the  extent  that  Registration
         Statement provides that the investment objectives, policies, restrictions or limitations set forth with respect to the Fund are "fundamental" policies of the Fund, such "fundamental" policies with respect to the Fund are hereby approved and adopted as the "fundamental" policies of the series of the Trust authorized hereby; and

                  FURTHER RESOLVED, that such Series so authorized shall initially consist of one Class of Shares, to be known as "Class AAA Shares," or by such other or additional names as the trustees may from time to time deem appropriate; and

                  FURTHER RESOLVED, that such authorization of the Series and the Class shall not be deemed to preclude the trustees from authorizing additional Classes within such Series from time to time in accordance with the provisions of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"); and

                  FURTHER RESOLVED, that the number of authorized Shares of such Series and Class so authorized shall be unlimited; and

                  FURTHER RESOLVED, that no holder of Shares of the Series and Class so authorized, as such, shall have any preemptive or other right to acquire, purchase or subscribe for any Shares or other securities of the Trust which the Trust may hereafter issue or sell, whether of the same or of any other Series or Class or otherwise, unless the trustees shall so provide by Resolution (as defined in the Declaration of Trust); and

                  FURTHER RESOLVED, that holders of Shares of the Series and Class shall have no exchange privileges, and the Shares shall not be subject to any conversion features, except those that the Trustees may provide for by Resolution or by express inclusion in the then current Registration Statement on Form N-1A of the Trust; and

                  FURTHER RESOLVED, that the Shares of the Series and Class so authorized shall be subject to redemption at the option of the holder thereof in accordance with the provisions of Section 7.1 of the Declaration of Trust, and at the option of the Trust in accordance with
         Section 7.3 of the Declaration of Trust; and


                  FURTHER RESOLVED, that the foregoing resolutions shall be effective as of the date of execution and delivery of the Agreement and Plan of Reorganization; and

                  FURTHER RESOLVED, that the foregoing resolutions be and they hereby are incorporated by reference into the Declaration of Trust; and

                  FURTHER   RESOLVED,   that  the  officers  of  the  Trust  are
         authorized and directed to prepare and file with the Securities and Exchange Commission a post-effective amendment or amendments to the Trust's registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 for the purposes of registering shares of the Series and Class so authorized; and

                  FURTHER RESOLVED, that the trustees, at any time and from time to time, may cause the Trust to issue whole and fractional Shares of the Series and Class so authorized, to such Person (as defined in the Declaration of Trust) or Persons, for such type and amount of consideration as is permitted by Section 3802(a) of the Delaware Business Trust Act (including cash and securities or other property), or for no consideration, and on such other terms as are not inconsistent with the foregoing resolutions, as the trustees may deem appropriate; and

                  FURTHER RESOLVED, that the ownership and transfer of Shares of the Series and Class so authorized shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, that no certificates evidencing or certifying the ownership of such Shares shall be issued except as the trustees may otherwise determine from time to time in their sole discretion and that such record books shall be conclusive as to who are the holders of such Shares and as to the number of Shares of each such Series and Class held form time to time by each.